Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under the
Trust Indenture Act of 1939 of a Corporation
Designated to Act as Trustee

☐ Check if an application to determine eligibility of a trustee pursuant to section 305(b)(2)

Branch Banking and Trust Company
(Exact name of trustee as specified in its charter)

North Carolina	56-0149200
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)
223 West Nash Street
Wilson, North Carolina 27893
(Address of principal executive offices) (Zip Code)

Frances B. Jones, Esq.
c/o BB&T Corporation
200 West Second Street
Winston-Salem, North Carolina 27101
(336) 733-2000
(Name, address and telephone number of agent for service)

Hanesbrands Inc.
(Exact name of obligor as specified in its charter)

Maryland	20-3552316
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1000 East Hanes Mill Road
Winston-Salem, North Carolina 27105
(Address of principal executive offices) (Zip Code)

BA International, L.L.C.	Delaware	20-3151349
Caribesock, Inc.	Delaware	36-4311677
Caribetex, Inc.	Delaware	36-4147282
CASA International, LLC	Delaware	01-0863412
Ceibena Del, Inc.	Delaware	36-4165547
Hanes Menswear, LLC	Delaware	66-0320041
Hanes Puerto Rico, Inc.	Delaware	36-3726350
Hanesbrands Direct, LLC	Colorado	20-5720114
Hanesbrands Distribution, Inc.	Delaware	36-4500174
HBI Branded Apparel Enterprises, LLC	Delaware	20-5720055
HBI Branded Apparel Limited, Inc.	Delaware	35-2274670
HbI International, LLC	Delaware	01-0863413
HBI Sourcing, LLC	Delaware	20-3552316
Inner Self LLC	Delaware	36-4413117
Jasper-Costa Rica, L.L.C.	Delaware	51-0374405
Playtex Dorado, LLC	Delaware	13-2828179
Playtex Industries, Inc.	Delaware	51-0313092
Seamless Textiles, LLC	Delaware	36-4311900
UPCR, Inc.	Delaware	36-4165638
UPEL, Inc.	Delaware	36-4165642
(Exact Name of co-obligors as specified in their charters)	(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification Number)
c/o Hanesbrands Inc.
1000 East Hanes Mill Road
Winston-Salem, North Carolina 27105
(Address of principal executive offices) (Zip Code)

Debt Securities
Guarantees of Debt Securities
(Title of the indenture securities)

1. General information.
          Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

NORTH CAROLINA COMMISSIONER OF BANKS	RALEIGH, NORTH CAROLINA 27603

FEDERAL RESERVE BANK	RICHMOND, VIRGINIA 23219

FEDERAL DEPOSIT INSURANCE CORPORATION	WASHINGTON, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
YES.
2. Affiliations with obligor.
          If the obligor is an affiliate of the trustee, describe each such affiliation.
NONE.
3-12.	NO RESPONSES ARE INCLUDED FOR ITEMS 3 THROUGH 12. RESPONSES TO THOSE ITEMS ARE NOT REQUIRED BECAUSE, AS PROVIDED IN GENERAL INSTRUCTION B AND AS SET FORTH IN ITEMS 13(a) AND 13(b) BELOW, TO THE BEST OF THE TRUSTEE’S KNOWLEDGE, THE OBLIGOR IS NOT IN DEFAULT ON ANY SECURITIES ISSUED UNDER INDENTURES UNDER WHICH BRANCH BANKING AND TRUST COMPANY IS A TRUSTEE.
13. Defaults by the Obligor.
(a)	State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.
TO THE BEST OF THE TRUSTEE’S KNOWLEDGE, THERE IS NOT AND HAS NOT BEEN ANY DEFAULT
UNDER THIS INDENTURE.
(b)	If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

TO THE BEST OF THE TRUSTEE’S KNOWLEDGE, THERE HAS NOT BEEN ANY SUCH DEFAULT.
14-15.	NO RESPONSES ARE INCLUDED FOR ITEMS 14 AND 15. RESPONSES TO THOSE ITEMS ARE NOT REQUIRED BECAUSE, AS PROVIDED IN GENERAL INSTRUCTION B AND AS SET FORTH IN ITEMS 13(a) AND 13(b) ABOVE, TO THE BEST OF THE TRUSTEE’S KNOWLEDGE, THE OBLIGOR IS NOT IN DEFAULT ON ANY SECURITIES ISSUED UNDER INDENTURES UNDER WHICH BRANCH BANKING AND TRUST COMPANY IS A TRUSTEE.
16. List of exhibits.
List below all exhibits filed as a part of this statement of eligibility; exhibits identified by an asterisk or asterisks are filed with the Securities and Exchange Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended.

1.*	A copy of the restated articles of incorporation of Branch Banking and Trust Company.

2.*	A copy of the certificate of authority of the trustee to commence business.

3.**	A copy of the authorization of the trustee to exercise corporate trust powers.

4.*	A copy of the existing by-laws of the trustee as now in effect.

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Statement of Eligibility on Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3ASR (Commission File No. 333-142343) filed on April 25, 2007.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Statement of Eligibility on Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3ASR (Commission File No. 333-149371) filed on February 22, 2008.

Signature
     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Branch Banking and Trust Company, a state banking corporation organized and existing under the laws of the State of North Carolina, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilson and the State of North Carolina, on the 1st day of August, 2008.

Branch Banking and Trust Company
By:	/s/ Gregory Yanok
Gregory Yanok
Assistant Vice President

Exhibit 1 to Form T-1
ARTICLES OF ASSOCIATION
OF
BRANCH BANKING AND TRUST COMPANY
Incorporated by reference to the exhibit of the same number to the trustee’s
Statement of Eligibility on Form T-1 filed as Exhibit 25.1 to the
Registration Statement on Form S-3ASR
(Commission File No. 333-142343) filed on April 25, 2007.

Exhibit 2 to Form T-1
CERTIFICATE OF AUTHORITY OF
BRANCH BANKING AND TRUST COMPANY
TO COMMENCE BUSINESS
Incorporated by reference to the exhibit of the same number to the trustee’s
Statement of Eligibility on Form T-1 filed as Exhibit 25.1 to the
Registration Statement on Form S-3ASR
(Commission File No. 333-142343) filed on April 25, 2007.

Exhibit 3 to Form T-1
AUTHORIZATION OF
BRANCH BANKING AND TRUST COMPANY
TO EXERCISE CORPORATE TRUST POWERS
Incorporated by reference to the exhibit of the same number to the trustee’s Statement of
Eligibility on Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3ASR
(Commission File No. 333-149371) filed on February 22, 2008.

Exhibit 4 to Form T-1
BYLAWS OF
BRANCH BANKING AND TRUST COMPANY
Incorporated by reference to the exhibit of the same number to the trustee’s
Statement of Eligibility on Form T-1 filed as Exhibit 25.1 to the
Registration Statement on Form S-3ASR
(Commission File No. 333-142343) filed on April 25, 2007.

Exhibit 5 to Form T-1
(Intentionally Omitted. Not Applicable.)

Exhibit 6 to Form T-1
CONSENT OF TRUSTEE
     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of the Debt Securities of Hanesbrands Inc. and Guarantees of Debt Securities, Branch Banking and Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Branch Banking and Trust Company
August 1, 2008	By:	/s/ Gregory Yanok
Gregory Yanok
Assistant Vice President

Exhibit 7 to Form T-1
REPORT OF CONDITION
BRANCH BANKING AND TRUST COMPANY
     At the close of business March 31, 2008, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balance and currency and coin (1)	1,843,524
Interest-bearing balances (2)	332,314
Securities:
Held-to-maturity securities	0
Available-for-sale securities	22,752,996
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	109,769
Securities purchased under agreements to resell (3)	0
Loans and lease financing receivables:
Loans and leases held for sale	1,822,226
Loans and leases, net of unearned income	89,705,531
LESS: Allowance for loan and lease losses	957,324
Loans and leases, net of unearned income and allowance	88,748,207
Trading assets	548,302
Premises and fixed assets (including capitalized leases)	1,512,686
Other real estate owned	198,811
Investments in unconsolidated subsidiaries and associated companies	1,260
Not applicable
Intangible assets:
Goodwill	5,002,016
Other intangible assets	929,717
Other assets:	8,114,087

Total assets	131,915,915

(1)	Includes cash items in process of collection and unposted debits.

(2)	Includes time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Dollar Amounts
in Thousands
LIABILITIES
Deposits:
In domestic offices	81,173,210
Noninterest-bearing (1)	13,480,181
Interest-bearing	67,693,029
In foreign offices, Edge and Agreement subsidiaries, and IBFs:	6,650,885
Noninterest-bearing	22,925
Interest-bearing	6,627,960
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices (2)	1,640,607
Securities sold under agreements to repurchase (3)	1,566,083
Trading liabilities	271,713
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	20,632,090
Not applicable
Not applicable
Subordinated notes and debentures (4)	1,360,886
Other liabilities	4,760,359

Total liabilities	118,055,833

Minority interest in consolidated subsidiaries	27,042

EQUITY CAPITAL
Perpetual preferred stock and related surplus	2,000
Common stock	24,437
Surplus (excludes all surplus related to preferred stock)
Not Available	10,366,394
Retained earnings	3,538,748
Accumulated other comprehensive income (5)	(98,539)
Other equity capital components (6)	0
Total equity capital	13,833,040

Total liabilities, minority interest, and equity capital	131,915,915

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)	Includes limited-life preferred stock and related surplus.

(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Exhibit 8 to Form T-1
(Intentionally Omitted. Not Applicable.)

Exhibit 9 to Form T-1
(Intentionally Omitted. Not Applicable.)